                                                                      Exhibit 21

                       SUBSIDIARIES OF VALMONT INDUSTRIES, INC.


                                                        State or Country
        Name of Subsidiary                              of Incorporation
        ------------------                              ----------------

   Best-All Electric, Inc.                                  Nebraska
   Cascade Earth Sciences, Ltd.                             Oregon
   Cleanwater International, Inc.                           Oregon
   Gate City Steel Corporation                              Delaware
   Golden State Irrigation, Inc.                            California
   KUO Testing Labs, Inc.                                   Washington
   Lampadaires Feralux, Inc.                                Canada
   Masstock Ltd.                                            Zambia
   Microflect Company, Inc.                                 Oregon
   NeuValco S.A.                                            France
   NeuValco GmbH                                            Germany
   Oregon Pacific Group, LLC.                               Oregon
   Sermeto S.A.                                             France
   Sermeto Iberica S.A.                                     Spain
   Shanghai Valmont Special Steel Tube Co., Ltd.            China
   TelecCentre, S.A.                                        France
   Tubalco S.A.                                             France
   Valley Irrigation South Africa, PTY.                     South Africa
   Valmont California Irrigation, Inc.                      California
   Valmont Coatings, Inc.                                   Delaware
   Valmont Composites, LLC                                  Utah
   Valmont de Espana, S.A.                                  Spain
   Valmont Mastbau, KG                                      Germany
   Valmont S.A.                                             Spain
   Valmont Industria e Comercio, Ltda.                      Brazil
   Valmont Industries (Asia-Pacific) Ltd.                   Hong Kong
   Valmont Industries de Argentina S.A.                     Argentina
   Valmont Industries Holland B.V.                          The Netherlands
   Valmont International, L.L.C.                            Delaware
   Valmont International Corp.                              Texas
   Valmont International Inc.                               U. S. Virgin Islands
   Valmont Nederlands B.V.                                  The Netherlands
   Valmont Northwest, Inc.                                  Nebraska
   Valmont Polska Sp. zoo.                                  Poland
   Valmont Service Centers, Inc.                            Nebraska
   Valmont Services Irrigacao, Ltda.                        Brazil
   Valmont World Trade, N.V.                                Netherlands Antilles